EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-35756 of Regeneration Technologies, Inc. on Form S-8 of our reports dated April 8, 2002, appearing in this Annual Report on Form 10-K of Regeneration Technologies, Inc. for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE LLP

Orlando, Florida
April 8, 2002